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(DORAL FINANCIAL CORPORATION)                               Exhibit 99.1

                                                           FOR IMMEDIATE RELEASE
                                                                  MARCH 17, 2006

CONTACT:
Doral Financial Corporation
Investor Relations
Richard F. Bonini
212-329-3729

                DORAL FINANCIAL CORPORATION SIGNS CONSENT ORDERS
                             WITH BANKING REGULATORS

SAN JUAN, Puerto Rico -- March 17, 2006 -- Doral Financial Corporation (NYSE:
DRL), a diversified financial services company, today announced that it and its principal Puerto Rico banking subsidiary, Doral Bank, had entered into consent orders with the Board of Governors of the Federal Reserve System (the "Federal Reserve"), the Federal Deposit Insurance Corporation (the "FDIC") and the Commissioner of Financial Institutions of Puerto Rico (the "Commissioner"). Doral Bank, FSB, Doral Financial's New York City based thrift institution, is not a party to the consent orders.

The orders arise out of the previously disclosed restatement of Doral Financial's financial statements to correct the accounting for certain mortgage loan sale transactions and the valuation of the Company's interest only strips. On February 27, 2006, Doral Financial filed its audited restated financial statements for the 2000-2004 periods as part of its related Form 10K/A.

Under the terms of the consent orders, Doral Financial, Doral Bank and the respective regulatory agencies recognize that Doral Financial and Doral Bank neither admit nor deny any unsafe and unsound banking practices. The mutually agreed upon orders require Doral Financial and Doral Bank to conduct reviews of their mortgage portfolios, and submit plans regarding the maintenance of capital adequacy and liquidity. No fines or monetary penalties were assessed against Doral Financial or Doral Bank under the orders. The Company stated that Doral Financial and each of its banking subsidiaries expect to remain "well-capitalized" under applicable regulatory capital guidelines as of December 31, 2005.

Under the terms of the consent order with the FDIC and the Commissioner, Doral Bank may not pay a dividend or extend credit to, or enter into certain asset purchase and sale transactions with Doral Financial or its subsidiaries, without the prior consent of the FDIC and the Commissioner. Since its acquisition by Doral Financial, Doral Bank has never paid a dividend to Doral Financial.

The consent order with the Federal Reserve contains similar restrictions on Doral Financial from obtaining extensions of credit from, or entering into certain asset purchase and sale transactions with, Doral Bank, without the prior approval of the Federal Reserve. The consent order also restricts Doral Financial from paying dividends on its capital stock without the prior written approval of the Federal Reserve. Doral Financial is required to request permission for the payment of dividends on its common stock and preferred stock not less than 30 days (five days in the case of the first request following the effective date of the order) prior to a proposed dividend declaration date.



John A. Ward III, the Company's Chairman and Chief Executive Officer, said, "These orders, with which Doral Financial and Doral Bank have agreed, reflect sound practices, policies and procedures. Doral is committed to taking all initiatives necessary by our regulators to assure that it has in place the appropriate procedures and controls from both business and regulatory perspectives. We are pleased to


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acknowledge that many of the requirements outlined in the orders are already underway."

The consent orders will be filed with the Securities and Exchange Commission as exhibits to a current report in Form 8-K. The Form 8-K can be accessed at www.sec.gov or on the investor relations page of Doral Financial's website at www.doralfinancial.com. A copy of the consent order with the Federal Reserve will be available at www.federalreserve.gov, and a copy of the consent order with the FDIC will be available at www.fdic.gov.

Doral Financial Corporation, a financial holding company, is the largest residential mortgage lender in Puerto Rico and the parent company of Doral Bank, a Puerto Rico commercial bank; Doral Securities, a Puerto Rico based investment banking and brokerage firm; Doral Insurance Agency, Inc.; and Doral Bank, FSB, a federal savings bank based in New York City.

FORWARD LOOKING STATEMENTS

This press release contains certain "forward-looking statements" concerning the Company's economic future performance. The words or phrases "expect," "believe," "anticipate," estimate," "intend," "look forward," "should" and similar expressions are meant to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

         o the outcome of the shareholder litigation that has been filed subsequent to the Company's restatement decision;

         o the outcome of the formal investigation by the Securities and Exchange Commission and the inquiry opened by the U.S. Attorney's Office for the Southern District of New York into certain matters relating to the Company's restatement;

         o the Company's ability to attract new clients and retain existing clients;

         o        the Company's ability to retain and attract key employees;

         o risks associated with the effects of global, national and regional economic and political conditions, including with respect to fluctuations in interest rates;

         o risks arising from material weaknesses in the Company's internal control over financial reporting;

         o risks associated with the Company's inability to prepare and timely file financial statements;

         o potential adverse effects if the Company is required to recognize additional impairment charges or other adverse accounting-related developments;

         o potential adverse developments from enforcement actions that may be commenced by bank regulatory agencies;

         o potential downgrades in the credit ratings of the Company's securities; and

         o developments from changes in the regulatory and legal environment for financial services companies in Puerto Rico and the United States.

The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

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